UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAILY JOURNAL CORPORATION

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held February 14, 2018

___________________

To the Shareholders of

DAILY JOURNAL CORPORATION

The Annual Meeting of Shareholders of Daily Journal Corporation (the “Company”) will be held on Wednesday, February 14, 2018, at 10:00 a.m. Pacific Standard Time, at the DoubleTree by Hilton Hotel, Los Angeles Downtown, located at 120 South Los Angeles Street, Los Angeles, CA 90012. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)     Election of a Board of Directors.

(2)     Ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)     Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 22, 2017 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 14, 2018

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2017 may be viewed and printed from the Company’s website at proxy.dailyjournal.com.

By Order of the Board of Directors

Michelle Stephens
Secretary

December 28, 2017

___________________

IMPORTANT

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

DAILY JOURNAL CORPORATION

915 E. 1st Street

Los Angeles, California 90012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

February 14, 2018

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 14, 2018 at 10:00 a.m. Pacific Standard Time, at DoubleTree by Hilton Hotel, Los Angeles Downtown, located at 120 South Los Angeles Street, Los Angeles, CA 90012, and at any adjournment thereof. Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted (1) for the election of the nominees for directors named in this Proxy Statement and (2) to ratify the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the current fiscal year. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke his proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 E.1st Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date, or by voting in person.

The Company will bear the cost it contracts for in the solicitation of proxies. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, fax or e-mail by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

The close of business on December 22, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The only voting securities of the Company are the 1,380,746 shares of Common Stock outstanding as of the record date. A majority of the Company’s outstanding shares of Common Stock as of the record date must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about December 28, 2017.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company permit from three to five members on the Board of Directors. Presently, five directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

The independent members of the Board of Directors have nominated for election the five nominees listed below. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to his number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees as he chooses. The right to vote cumulatively is dependent on a shareholder’s giving notice of his intention to cumulate his votes either to an officer of the Company in writing 48 hours before the meeting or by an announcement during the meeting before the voting for directors commences. Once such notice is given, all other shareholders entitled to vote at the meeting will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the five nominees listed below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at their discretion.

Directors are elected by a plurality of the votes cast by the shares entitled to vote thereon. Abstentions are not counted as votes cast in favor of any nominee. Broker non-votes (which occur when a broker or nominee does not receive voting instructions from the beneficial owner and does not have discretion under applicable rules to direct the voting of the shares, such as in the election of directors) will not affect the outcome.

The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Company’s independent directors.

Director Nominees

Below is certain information about each nominee for election to the Company’s Board of Directors as of December 28, 2017:

Name	Age	Principal Occupation Last Five Years

Charles T. Munger	93

Mr. Munger has been Chairman and a director of the Company since 1977. He also serves as Vice Chairman and a director of Berkshire Hathaway Inc., a holding company with interests in insurance companies, corporations engaged in the retail sale of consumer goods, a manufacturer of premium candies, various other manufacturers, the publisher of The World Book Encyclopedia and a newspaper, the Buffalo News.  Mr. Munger is a director of COSTCO Wholesale Corporation, a discount merchant.

Qualifications and Skills:  The Company benefits from Mr. Munger’s leadership for numerous reasons, not the least of which are his experience and abilities as a successful investor, and his focus on creating long-term growth in shareholder value.

Name	Age	Principal Occupation Last Five Years

J.P. Guerin	88	Mr. Guerin has been Vice Chairman and a director of the Company since 1977. Mr. Guerin is a private investor.

Qualifications and Skills: Mr. Guerin has approximately 50 years of experience in business, working with both private and public companies.  During that time, he has served on the boards of directors of more than 20 private and public companies.  The Company benefits immensely from that experience, as well as his financial expertise, which qualifies him as the Company’s “audit committee financial expert”.

Gerald L. Salzman	78

Mr.  Salzman   was  elected  to  the   Board  of  Directors  and  became President of the Company in 1986.  Mr. Salzman also acts as Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

Qualifications and Skills: Mr. Salzman offers the Company a unique broad range of skills, which together are invaluable.  Few individuals would be capable of serving as the principal executive officer, principal financial officer and principal accounting officer of a public corporation.  Having served the Company for more than 30 years, Mr. Salzman has a deep understanding of the Company’s businesses and their evolution over time.

Peter D. Kaufman	63

 Mr. Kaufman joined the Board of Directors in 2006.  Mr. Kaufman is Chairman and Chief Executive Officer of Glenair, Inc., a privately held manufacturer of electrical and fiber optic components and assemblies for the aerospace industry. He has served in various capacities at that company since 1977.

Qualifications and Skills:  Mr. Kaufman has many years of practical experience as a chief executive officer, and he specializes in fostering a business culture that motivates and retains exceptional employees. His background in accounting also makes him a valuable member of the Company’s audit committee.

Gary L. Wilcox	70

Dr. Wilcox joined the Board of Directors in 2012.  Dr. Wilcox has been the Vice Chairman of Cocrystal Pharma, Inc., a publicly traded biotechnology company developing new treatments for viral diseases, since March 2015, and has been serving as Interim CEO since July 2016. He also served as Chairman and CEO of Cocrystal from January 2014 until March 2015, and as its Chairman from 2007 to 2015, and as CEO of Cocrystal’s predecessor entities from 2008 to 2015.

Qualifications and Skills:  Dr. Wilcox has extensive experience building and growing start-up ventures into successful public companies.  His guidance has been particularly helpful as the Company works to expand its case management software business.  Dr. Wilcox has also served on other public company boards and has experience both as a CEO and as an operational executive.

Proxies given without instructions will be voted FOR the nominees listed above.

CORPORATE GOVERNANCE

The Board of Directors has determined that Messrs. Guerin, Kaufman and Wilcox are “independent” in accordance with NASDAQ Listing Rule 5605(a)(2). Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Listing Rule 5605(b)(1).

The Board of Directors has two standing committees: the audit committee and the compensation committee, both consisting of Messrs. Guerin, Kaufman and Wilcox. During the fiscal year ended September 30, 2017, the Board of Directors held three meetings. The audit committee held two meetings and the compensation committee held one meeting during the fiscal year. Each director attended all of the meetings of the Board and any committee of which he was a member. The Company does not require its directors to attend the Annual Meetings of Shareholders, but all of the Company’s directors attended the 2017 Annual Meeting.

   Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company’s accounting policies, internal controls, and financial reporting practices. The audit committee operates in accordance with a written charter that is not available on the Company’s website but was previously attached as Appendix A to the Company’s proxy statement dated December 29, 2016. The Board of Directors has determined that Mr. Guerin is an “audit committee financial expert,” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act. The Board of Directors has also determined that Mr. Guerin is independent even though he falls outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) under the Exchange Act because he owns in excess of 10% of the Company’s common stock. Among other things, the Board considered Mr. Guerin’s history of service and the percentage of common stock held by others, and it determined that he is not an “affiliated person” of the Company who would be ineligible to serve on the audit committee. The Board of Directors believes that each of Messrs. Guerin, Kaufman and Wilcox is independent under NASDAQ Listing Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act and satisfies the other audit committee membership requirements specified in NASDAQ Listing Rule 5605(c)(2)(A).

   Compensation Committee

The compensation committee is responsible for determining the compensation of the Company’s Chief Executive Officer and all of its other executive officers, if any. As required by NASDAQ Listing Rules, the compensation committee operates under a written charter that is not available on the Company’s website but was previously attached as Appendix B to the Company’s proxy statement dated December 29, 2016. The compensation committee’s charter is not available on the Company’s website. The Company’s only executive officer, Gerald L. Salzman, does not determine or recommend the amount or form of his compensation or of any director’s compensation. The compensation committee relies on its own good judgment in carrying out its duties and does not waste shareholder money on compensation consultants. The compensation committee may form and delegate authority to subcommittees as it deems appropriate.

   Nominations

There is no standing nominating committee, but the Company’s independent directors are responsible for selecting nominees for election to the Board of Directors. The Company believes that its independent directors are able to fully consider and select appropriate nominees for election to the Board without operating as a formal committee or pursuant to a written charter. For this same reason, the Company does not have a formal policy by which its shareholders may recommend director candidates, but the independent directors will certainly consider candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board must meet the independence requirements of NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else, although the independent directors may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. The independent directors will consider all relevant qualifications as well as the needs of the Company in terms of compliance with NASDAQ listing standards and Securities and Exchange Commission rules.

   Board Leadership Structure and Role in Risk Oversight

Separate individuals currently hold the positions of Chairman and Chief Executive Officer, and Mr. Munger, who serves as Chairman, is not an employee. As Chairman, Mr. Munger leads the Board of Directors and coordinates the Board’s activities, including the setting of relevant agenda items for Board meetings (in consultation with Mr. Salzman, the Chief Executive Officer). The Company believes this structure provides an appropriate allocation of leadership responsibilities and an effective way for the Board to carry out its obligations on behalf of shareholders.

The full Board of Directors is responsible for managing the material risks facing the Company. Certain oversight responsibilities that touch on the risks facing the Company have been delegated to the audit committee and compensation committee in the ordinary course, but Mr. Salzman reports to the full Board, and the full Board participates in the discussion and management of any material risks. On an annual basis, and more frequently as deemed appropriate, the Board evaluates with Mr. Salzman the overall risks facing the Company, including risks to its business and to its internal operations, as well as possible actions that may be taken to address those risks. As described later in this Proxy Statement, the Company has designed its executive compensation program to align the interests of Mr. Salzman with those of the shareholders, and the Company does not believe that its executive compensation arrangements, plans, programs and policies are likely to pose a material risk or otherwise have a material adverse effect on the Company.

   Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

 Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company. The Code of Ethics was attached as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2014.

   Related Person Transactions

In accordance with the audit committee’s charter, any related person transaction that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K must be reviewed and approved by the audit committee. The audit committee also reviews and approves certain other transactions between the Company and related persons or their family members. The audit committee will approve transactions that it believes are in the best interests of shareholders using its judgment and based on the facts and circumstances of each situation.

The Company utilizes the software consulting services of Jon Darin Salzman, the son of the Company's President, Gerald L. Salzman.  In fiscal 2017, he billed the Company approximately $120,000 for about 1,850 hours of software consulting work, and aggregate payments are expected to be approximately the same amount in fiscal 2018. The Company employs Riley Guerin, the son of the Company’s director and Vice Chairman, J.P. Guerin. In fiscal 2017, the Company paid Riley compensation of approximately $175,000, and his aggregate compensation is expected to be approximately the same amount of $175,000 in fiscal 2018. Beginning September 2017, the Company has utilized the professional services of Elizabeth Dickinson, the daughter of J.P. Guerin. In fiscal 2017, she billed the Company approximately $1,000, and she is not expected to receive in excess of $120,000 during fiscal 2018. The audit committee approved Riley Guerin’s compensation and Elizabeth Dickinson’s consulting fees (without the participation of J.P. Guerin), and Jon Darin Salzman’s software consulting fees for fiscal 2017 and has approved them again for fiscal 2018.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee served throughout fiscal 2017, and no member was part of a “compensation committee interlock” as defined in the Securities and Exchange Commission rules. In addition, Mr. Salzman, our only executive officer, did not serve as a director or member of the compensation committee of another entity that would constitute a compensation committee interlock.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table sets forth compensation paid by the Company during the last three fiscal years to Gerald L. Salzman, who is the only executive officer of the Company.

Summary Compensation Table

Annual Executive Compensation in Fiscal 2015 – 2017

	Fiscal Year	Salary	Bonus	Non-Equity Incentive Plan Compensation(1)		Total
Gerald L. Salzman	2017	$250,000	$400,000	$	---	$650,000
Chief Executive Officer, President,	2016	250,000	400,000		---	650,000
Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary	2015	250,000	400,000		---	650,000

(1)

No amounts were paid pursuant to the Company’s Management Incentive Plan. Mr. Salzman has received certificates entitling him to a designated share (currently 8.2%) of the Company’s income before taxes and certain other items on a consolidated basis. In fiscal 2016, Mr. Salzman received a certificate entitling him to .66% of such earnings for the current and the next nine years. (The .66% awarded in fiscal 2016 replaced an earlier awarded certificate which expired in fiscal 2017.) Mr. Salzman’s 2016 certificate resulted in a payment of $0 for fiscal 2017.

 Compensation Discussion and Analysis

The compensation for Mr. Salzman consists of three elements: base salary, year-end bonus and participation in the Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. In determining the amount and form of compensation to be paid or awarded in 2017, the compensation committee considered the Company’s overall performance over a period of years, rather than constructing a guideline or formula based on any particular performance measured in a single year. The compensation committee also recognized that Mr. Salzman serves in several executive capacities. Mr. Salzman currently serves as the Company’s chief executive officer, president, chief financial officer, chief accounting officer, treasurer and assistant secretary. In addition, the compensation committee considered the results of the advisory vote held at the Company’s 2017 Annual Meeting, in which a vast majority of shareholders approved the Company’s executive compensation program, in deciding to maintain the company’s executive compensation program on substantially the same terms as the past several years.

Mr. Salzman’s base salary remained $250,000, or the same as the amounts paid in each fiscal year since 1992. The compensation committee believes that the amounts of base salary (which will be continued at the same level for fiscal 2018) have been warranted by the Company’s financial performance, and by Mr. Salzman’s personal performance. While the compensation committee did not undertake a comparison of Mr. Salzman’s compensation to amounts paid by other companies to their chief executive officers, the committee members did utilize in their determination of Mr. Salzman’s compensation their collective current and past experience as directors and executive officers of numerous companies, and their subjective judgments about the performance of the Company and Mr. Salzman in light of the highly competitive market conditions in the publishing and case management software businesses.

Mr. Salzman’s bonus in each of fiscal 2017, 2016 and 2015 was $400,000.  The non-equity incentive plan compensation column in the Summary Compensation Table above reflects no supplemental compensation payouts to Mr. Salzman under the Management Incentive Plan based on the Company’s earnings before taxes, workers’ compensation expenses and supplemental compensation expenses.

The Company has no stock option plans, retirement plans, deferred compensation plans, disability insurance programs or traditional perquisites (other than health insurance and a life insurance policy, which are offered to all full-time employees). It instead maintains the Management Incentive Plan, which is designed to link compensation to the performance of the Company by granting to Mr. Salzman and other participants a percentage of income before taxes and certain other items in the current year and each of the next nine years subsequent to the grant, provided they continue working for the Company or are retired (and not competing with any of the Company’s businesses) and have worked for the Company until age 65. If a participant dies while any of his or her certificates remain outstanding, future payments under those certificates will be made to the deceased participant’s beneficiaries. As of September 30, 2017, the Management Incentive Plan had three different kinds of certificates entitling participants to a share of the Company’s earnings related to their core responsibilities. Participants who work in the Company’s traditional publishing business were eligible to receive “Daily Journal Non-Consolidated Certificates,” while those working for Journal Technologies, Inc. were eligible to receive “Journal Technologies Certificates.” Mr. Salzman and other participants, if any, with responsibilities for the entire business were eligible to receive “Daily Journal Consolidated Certificates.”

Beginning in fiscal 2015, payouts under the Journal Technologies Certificates are calculated based on the pre-tax income of Journal Technologies before supplemental compensation expenses, workers’ compensation expenses, intangible amortizations and goodwill impairment, and accrued interest and penalty for uncertain and unrecognized tax positions. The Journal Technologies Certificates also have an addendum which defines how the value of the Certificate will be paid upon a triggering event such as a sale of Journal Technologies or an initial public offering. Also effective in fiscal 2015, the calculation of payouts under the Daily Journal Non-Consolidated Certificates is based on the pre-tax earnings of the traditional publishing business before supplemental compensation expenses, workers’ compensation expenses, financing costs of the non-traditional business activities, intangible amortizations, realized gains or losses on investments and any write-downs of unrealized losses on investments. The calculation of payouts under the Daily Journal Consolidated Certificates has not changed.

The compensation committee recognizes that a significant portion of the compensation paid pursuant to the Management Incentive Plan relates to certificates earned under the Plan in prior years, with future payments entirely dependent on earnings. Certificates are awarded annually on the basis of participant performance. The aggregate supplemental compensation awarded under the Management Incentive Plan to all participants in fiscal 2017 was $268,250. That compares to an aggregate of $271,350 awarded under the plan in fiscal 2016 and $209,515, of which $10,000 was for the Journal Technologies Certificates, in 2015. Mr. Salzman did not receive any payment pursuant to his Certificates for fiscal 2017, 2016 and 2015 because the Company as a whole did not have positive pre-tax earnings for the year, as calculated under the Daily Journal Consolidated Certificates, which are the only certificates held by Mr. Salzman.

The compensation committee believes the Management Incentive Plan is preferable to a conventional stock option plan. As a mechanism for compensation, a stock option plan is capricious, as individuals awarded options in a particular year would ultimately receive too much or too little compensation for reasons unrelated to their performance. Such variations could cause undesirable effects, as participants receive different results for options awarded in different years. In addition, a conventional stock option plan would fail to properly weigh the disadvantage to shareholders through dilution. The Management Incentive Plan was implemented in combination with repurchases of the Company’s stock to reduce the dilution to earnings per share caused by grants under the Management Incentive Plan. At September 30, 2017, 92,500 units for Daily Journal Non-Consolidated Certificates, 256,000 units for Journal Technologies Certificates and 148,000 units for Daily Journal Consolidated Certificates were outstanding under the Management Incentive Plan, while 424,307 shares of the Company’s common stock have been repurchased since the commencement of the Management Incentive Plan.

Grants of Plan-Based Awards during Fiscal 2017

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Grant Date	Type of Award	Award Description	Threshold	Target	Maximum

Mr. Salzman	9/6/2017	MIP Units	1.39% of pre-tax earnings	---	---	---

(a)	There are no threshold, target or maximum amounts, because the actual amount earned by Mr. Salzman will depend on the actual pre-tax earnings of the Company in a given year.

Certificates awarded to Mr. Salzman in earlier years of the Management Incentive Plan began to expire after fiscal 1998, and those certificates expiring in fiscal 2017 were for .66% of the pre-tax earnings of the Company after the last payout of $0 amount in fiscal 2017. After considering the amount of the certificates previously granted to Mr. Salzman, the compensation committee granted Mr. Salzman in fiscal 2017 a certificate to entitle him to receive 1.39% of the pre-tax earnings of the Company in 2018 and each of the next nine years, subject to the discretion of the committee to reduce that percentage prior to the first payout for 2018. This essentially replaced the identical expiring award and maintained Mr. Salzman’s interest in the earnings of the Company at 8.2%, where it has been since fiscal 1997.

The compensation committee will continue to examine the appropriate amount of future grants to Mr. Salzman in light of the Company’s financial performance and the expiration, or expected expiration, of the certificates Mr. Salzman currently holds. Absent substantial changes in Mr. Salzman’s performance or the performance of the Company, the compensation committee’s working assumption is that it will make future grants that maintain Mr. Salzman’s interest in the pre-tax earnings of the Company at approximately 8.2%.

Mr. Salzman does not have an employment contract with the Company, nor is he otherwise entitled to any sort of special payment in connection with his termination or a change in control of the Company.

Compensation of Directors

Messrs. Munger, Guerin and Salzman receive no fees for serving on the Company’s Board of Directors. The other directors each receive a yearly stipend of $5,000. The Company also reimburses directors for travel and other expenses incident to service, but it provides no other compensation or perquisites. Non-employee director compensation for 2017 is summarized in the following table:

Non-Employee Director Compensation

Name	Fees earned or paid in cash	All other compensation	Total
Charles T. Munger	$0	$0	$0
J.P. Guerin	0	0	0
Peter D. Kaufman	5,000	0	5,000
Gary L. Wilcox	5,000	0	5,000

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained herein with management, and based upon that review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, which is filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934. Submitted by the members of the compensation committee:

J.P. Guerin Peter D. Kaufman Gary L. Wilcox

AUDIT COMMITTEE REPORT

The Company’s audit committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and by the Company’s audit committee charter. The audit committee has received written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year. Submitted by the members of the audit committee:

J.P. Guerin Peter D. Kaufman Gary L. Wilcox

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 21, 2017 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each director and nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

Beneficial Owner	Amount Beneficially Owned		Percent of Class

Charles T. Munger	50,000		3.6
J.P. Guerin	188,299	(1)	13.6
The Guerin Family Trust	138,299	(2)	10.0
RWWM Inc.	247,827	(3)	17.9
Richard D. Esbenshade	135,097	(4)	9.8
Gerald L. Salzman	31,636	(5)	2.3
Peter D. Kaufman	None		-
Gary L. Wilcox	None		-
All directors and executive officers as a group (five persons)	269,935	(6)	19.5

(1)

These 188,299 shares are held by The Guerin Family Trust (138,299 shares) and another trust for which Mr. Guerin is a trustee and a beneficiary (50,000 shares). Mr. Guerin’s and the trusts’ business address is 355 South Grand Avenue, Suite 1710, Los Angeles, California 90071.

(2)	Mr. Guerin is a trustee and a beneficiary of this trust.

(3)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017, RWWM Inc. d/b/a Roseman Wagner Wealth Management, Roseman Wagner Partners, L.P., The Scott and Tara Roseman Foundation, Scott P. Roseman and Aaron J. Wagner may be deemed to be the beneficial owners of 247,827 shares (including 2,890 shares owned by the RWWM Inc. 401k Profit Sharing Plan, 26,011 shares owned by Roseman Wagner Partners, L.P., 4,280 shares owned by Mr. Roseman and 930 shares owned by Mr. Wagner). According to the Schedule 13G/A, the address of RWWM Inc., RWWM Inc. 401k Profit Sharing Plan, Roseman Wagner Partners, L.P., and Messrs. Roseman and Wagner is 4970 Rockin Road, Suite 200, Rocklin, California 95677.

(4)

According to a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2012, Richard D. Esbenshade may be deemed to be the beneficial owner of 135,097 shares. According to the Schedule 13G, the address of Mr. Esbenshade is 355 South Grand Avenue, Los Angeles, California 90071.

(5)	21,450 of such shares are held by a pension plan of Mr. Salzman.

(6)	This figure eliminates double counting of 138,299 shares of the Guerin Family Trust, for which Mr. Guerin is a trustee and a beneficiary.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The audit committee of the Board of Directors has selected Squar Milner LLP (“Squar Milner”) to serve as the Company’s independent registered public accounting firm for fiscal 2017. A representative of Squar Milner is expected to be present at the Annual Meeting to make such statements as Squar Milner may desire and to answer appropriate questions from shareholders.

Ratification of the appointment of Squar Milner as the Company’s independent registered public accounting firm for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions have no effect on the outcome. Brokers and other nominees have the discretion under applicable rules to vote on the ratification of Squar Milner when they have not received voting instructions from the beneficial owner on a timely basis.

If Squar Milner’s appointment is not ratified, the audit committee will consider whether to retain Squar Milner, but still may retain the firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment of the Company’s independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

Proxies given without instructions will be voted FOR ratification of Squar Milner as the Company’s independent accountants.

OTHER MATTERS REGARDING

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Squar Milner billed aggregate fees of approximately $285,000 for professional services rendered for audits of the Company’s fiscal 2017 financial statements and its internal control over financial reporting, and for the three quarterly reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2017. Squar Milner billed aggregate fees of approximately $240,000 for the same services in fiscal 2016 and for the last two quarterly reviews of the Company’s financial statements in fiscal 2016. BDO billed aggregate fees of approximately $28,000 for the first quarterly review of the Company’s financial statements in fiscal 2016.

Audit-Related Fees

“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees billed by Squar Milner in fiscal 2017 and 2016 or by BDO in fiscal 2016.

Tax Fees

There were no fees billed by Squar Milner in either fiscal 2017 or 2016 for tax compliance, tax advice or tax planning. The Company’s tax services are performed by a separate outside accounting firm.

All Other Fees

The “audit fees” mentioned above are the only fees billed by Squar Milner in fiscal 2017 and 2016 and by BDO in fiscal 2016.

Pre-Approval Policy

Pursuant to the rules and regulations of the Securities and Exchange Commission, before the Company’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to a pre-approval policy. The audit committee has adopted a pre-approval policy, and it was previously attached as Appendix C to the Company’s proxy statement dated December 29, 2016.

The policy requires the audit committee to specifically pre-approve each service that the Company’s independent auditor provides to the Company (including audit services, tax services and other services), with the exception of certain audit-related services that do not impair the firm’s independence. Generally, pre-approval under the policy is provided for a period of 12 months and relates to a particular category or group of services. Pre-approval fee levels for all services are also established periodically by the audit committee. To ensure prompt handling of unexpected matters, the chair of the audit committee has been delegated authority under the policy to amend or modify any pre-approved non-audit services and fees, with any such action to be reported to the full committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally. The policy also contains a list of non-audit services which the Company’s independent auditor is prohibited from providing if the results of those services would be subject to audit procedures during the audit of the Company’s financial statements.

The audit committee pre-approved all services provided by Squar Milner during fiscal 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and its executive officer and all persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The directors, executive officer and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that during fiscal 2017 all filing requirements were timely satisfied, except that J.P. Guerin filed a late Form 4 on January 31, 2017 with respect to The Guerin Family Trust’s sale of one (1) share of Common Stock on January 18, 2017, and a late Form 4 on March 2, 2017 with respect to The Guerin Family Trust’s sale of one (1) share of Common Stock on February 27, 2017.

OTHER MATTERS

Other Business

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

It is expected that the Company’s 2019 Annual Meeting will be held on or about February 13, 2019. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before August 31, 2018. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Shareholders intending to present proposals from the floor of the 2019 Annual Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, must notify the Company of such intentions before November 14, 2018. After such date, the Company’s proxy in connection with the 2019 Annual Meeting will confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2017.

Additional Information

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 22, 2017. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Mr. Gerald L. Salzman, Daily Journal Corporation, 915 E. 1st Street, Los Angeles, California 90012.

By Order of the Board of Directors

Michelle Stephens
Secretary

DATED: December 28, 2017

PROXY

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Charles T. Munger, J.P. Guerin and Gerald L. Salzman as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on December 22, 2017 at the Annual Meeting of Shareholders to be held on February 14, 2018 or any adjournment thereof; and hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 28, 2017.

1. Election of Directors	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
		(except as marked to the contrary below)		to vote for all nominees listed below

Charles T. Munger, J.P. Guerin, Gerald L. Salzman, Peter D. Kaufman, Gary L. Wilcox

(To withhold authority for any individual nominee, strike a line through his name above.)

2. Ratification of appointment of Squar Milner LLP as the independent registered public accounting firm for fiscal year 2018

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

(Please sign and date the Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2. Unless otherwise specified, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

This Proxy is solicited on behalf of the Board of Directors of Daily Journal Corporation.

Dated: __________________________________________

Signature: _______________________________________

Signature: _______________________________________

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.